                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: MARCH 13, 2003
                        (Date of earliest event reported)


                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)


          DELAWARE                    000-21729                73-1247666
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
      of incorporation)                                  Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

Item 5.  Other Events and Regulation FD Disclosure

The viaLink Company (OTCBB: VLNK), the leading provider of data synchronization and scan based trading services to the consumer packaged goods and retail industries, today reported that its full year 2002 revenue increased by 29% to $4.5 million and that its net loss declined from $24.5 million to $8.1 million from 2001 to 2002.

2002 revenues included $2.8 million in subscription revenues, a 104% increase over the previous year. Operating expenses in 2002 decreased from $26.9 million to $14.1 million. The company reported a net loss for the year of $8.1 million, or $0.08 per share and a net loss applicable to common stock of $0.17 per share, which includes dividends on preferred stock.

The trends in revenue growth and decreasing losses continued during the fourth quarter of 2002, when revenue increased 70% to $1.3 million compared to $751,000 in the fourth quarter of 2001. Subscription revenue for the fourth quarter was $751,000, a 47% increase from same quarter of the previous year. This was the company's twelfth consecutive quarter of increased subscription revenues. The company reported a net loss and operating loss for the fourth quarter of $1.6 million, or $0.01 per share. The fourth quarter operating loss represents the company's eighth consecutive quarter of decreased operating losses and compares to a fourth quarter operating loss in 2001 of $2.8 million.

"The company made solid progress on all fronts in 2002," said Bob Noe, chief executive officer of viaLink. "Our business model, based on recurring revenue from monthly subscription fees for our services, gained in strength. 2002 was a banner year for both contract signings and commerce implementations. We now have more retailers than at any time in the past actively working on developing their trading communities to connect with them for all of our services, including data synchronization and scan based trading."

"We also demonstrated the ability to manage our cost structure in a very disciplined way," continued Noe. "We have continued to enhance our productivity and to accelerate speed-to-value for our customers."

viaLink achieved several important milestones during 2002. These included:

The addition of 9 new retailer customers, including AAFES, C&K Market, ExxonMobil, Farm Fresh, Fas Mart, Kmart, Shop N Save, Shoppers/Metro and WinCo.

An expanding critical mass of trading partner connections, highlighted by the addition of dozens of supplier customers, including such well-known companies as Bausch & Lomb, Bob Evans Farms, Chicken of the Sea, Faultless Starch/Bon Ami, Flowers Bakeries, I&K Distributors, Marcal Paper Mills and Snyder's of Hanover.

Agreements with two major sales and marketing agencies - Advantage Sales and Marketing SE and CROSSMARK(R) -- reflecting viaLink's unique ability to address the complexities of data synchronization for supply chain relationships involving third-party representatives.

The deployment of viaLink's UCCnet services. viaLink is an industry leader in successfully on-boarding clients to UCCnet, serving as the agent for eleven of its customers to manage the full range of registry and publication/subscription processes with UCCnet and those retailers who have requested to receive item data through UCCnet.

Improved financial position. The company reached its goal of reducing operating expenses, raised an additional $3.2 million in capital during the year and continued to maintain positive stockholders' equity at December 31, 2002.

The company's chief executive officer, Bob Noe, and chief financial officer, Brian Carter, hosted an investor conference call on March 13 to review the company's results. The previously announced call was broadcast live over the Internet and its recording can be accessed through www.vialink.com.

This release contains forward-looking statements that involve risks and uncertainties. The viaLink Company resembles a development stage company, which has commenced its planned operations but is only beginning to generate significant revenue. Risk factors affecting our business have been detailed in viaLink's filings with the Securities and Exchange Commission.


(TABLES FOLLOW)

                               The viaLink Company
                 Condensed Consolidated Statements of Operations

                                             For the Three Months Ended                   For the Year Ended
                                                   December 31,                              December 31,
                                              2002                2001                 2002                  2001
                                        ---------------      ---------------      ---------------      ---------------
Revenues                                $     1,277,123      $       750,578      $     4,456,247      $     3,452,492

Customer operations                           1,040,332            1,458,751            5,070,716            7,800,644
Development                                     432,689              574,303            2,115,012            4,559,379
Selling and marketing                           609,128              411,960            2,429,091            6,566,305
General and administrative                      559,886              750,517            3,289,022            6,485,779
Depreciation and amortization                   271,600              315,157            1,241,088            1,498,569
                                        ---------------      ---------------      ---------------      ---------------
     Total operating expenses                 2,913,635            3,510,688           14,144,929           26,910,676

Loss from operations                         (1,636,512)          (2,760,110)          (9,688,682)         (23,458,184)
Interest expense, net                                --              (27,384)                  --             (377,088)
Gain on sale of assets                               --                   --                   --                   --
                                        ---------------      ---------------      ---------------      ---------------

Net loss, before extraordinary items    $    (1,636,512)     $    (2,787,494)     $    (9,688,682)     $   (23,835,272)
                                        ---------------      ---------------      ---------------      ---------------
Extraordinary gain,
  extinguishment of debt                             --            2,296,022            1,628,817            2,296,022
Extraordinary loss,
  modification of debt                               --                   --                   --           (2,927,773)
                                        ---------------      ---------------      ---------------      ---------------
Net loss                                $    (1,636,512)     $      (491,472)     $    (8,059,865)     $   (24,467,023)
                                        ===============      ===============      ===============      ===============

Dividends on Series A
  Preferred Shares:
    Warrants and beneficial
      conversion feature                             --           (3,459,720)          (9,599,655)         (16,238,970)
    Stated dividend at 6%                            --              (44,111)             (39,945)            (445,426)
                                        ---------------      ---------------      ---------------      ---------------
Net loss applicable to common stock     $    (1,636,512)     $    (3,995,303)     $   (17,699,465)     $   (41,151,419)
                                        ===============      ===============      ===============      ===============

Net loss applicable to common
  stock per common share:
    Basic and diluted                   $         (0.01)     $         (0.07)     $         (0.17)     $         (1.22)
Weighted average shares
  outstanding:
    Basic and diluted                       159,969,999           57,677,792          103,731,119           33,805,389
                                        ===============      ===============      ===============      ===============


                               The viaLink Company
                      Condensed Consolidated Balance Sheets
                  As of December 31, 2002 and December 31, 2001


                                                          December 31,         December 31,
                                                             2002                 2001
                                                        ---------------      ---------------
                    ASSETS
Cash and short-term investments                         $       561,617      $     2,702,782
Accounts receivable, net                                        965,158              798,379
Other current assets                                            156,503              463,752
                                                        ---------------      ---------------
    Total current assets                                      1,683,278            3,964,913
Other assets, net                                             1,253,665            2,533,793
                                                        ---------------      ---------------
    Total assets                                        $     2,936,943      $     6,498,706
                                                        ===============      ===============


        LIABILITIES AND STOCKHOLDERS'
              EQUITY (DEFICIT)
Accounts payable and other current liabilities          $     1,337,716      $     5,884,762
Capital Lease liabilities                                       385,778                   --
Series B and Series C Preferred Stock                                --            3,907,841
Common Stock                                                    160,520               67,077
Series D Preferred Stock                                      9,584,850                   --
Additional paid in capital                                   76,724,178           73,835,260
Accumulated deficit                                         (85,256,099)         (77,196,234)
                                                        ---------------      ---------------
Stockholders' equity (deficit)                                1,213,449           (3,293,897)
                                                        ---------------      ---------------
  Total liabilities and stockholders'
    equity (deficit)                                    $     2,936,943      $     6,498,706
                                                        ===============      ===============

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           The viaLink Company


Date: March 13, 2003       By: /s/ Brian Carter
                               ----------------------------------------------
                                   Brian Carter
                                   Vice President and Chief Financial Officer